Exhibit 4.3
FORM OF NOTATION OF GUARANTEE
          For value received, each of the undersigned and their respective successors or assigns (collectively, the “Guarantors”) under the Indenture dated as of December 22, 2009, among the United Maritime Group, LLC, a Florida limited liability company (the “Company”), United Maritime Group Finance Corp., a Delaware corporation (“Finance Corp.,” and together with the Company, the “Issuers”), the Guarantors and Wells Fargo Bank, National Association, as Trustee, Security Trustee and Collateral Agent (the “Indenture”) has jointly and severally with each of the other Guarantors, irrevocably and unconditionally guaranteed on a senior secured basis to the extent set forth in Article Ten of the Indenture (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, and the due and punctual performance of all other Obligations of the Issuers to the Holders or the Trustee all in accordance with the terms set forth in this Note, the Indenture and the Collateral Documents and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.
          THE OBLIGATIONS OF THE UNDERSIGNED TO HOLDERS OF THE NOTES AND TO THE TRUSTEE PURSUANT TO THIS NOTATION OF GUARANTEE (THE “GUARANTEE”) AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE TEN OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE GUARANTEE AND ALL OTHER PROVISIONS OF THE INDENTURE TO WHICH THE GUARANTEE RELATES. EACH HOLDER OF A NOTE, BY ACCEPTING THE SAME, (A) AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS AND (B) APPOINTS THE TRUSTEE AS ATTORNEY-IN-FACT FOR SUCH HOLDER FOR SUCH PURPOSES. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          THIS IS A CONTINUING GUARANTEE AND SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL BE BINDING UPON EACH GUARANTOR AND ITS SUCCESSORS AND ASSIGNS UNTIL FULL AND FINAL PAYMENT OF ALL OF THE ISSUERS’ OBLIGATIONS UNDER THE NOTES AND THE INDENTURE OR UNTIL RELEASED OR LEGALLY DEFEASED IN ACCORDANCE WITH THE INDENTURE AND SHALL INURE TO THE BENEFIT OF THE SUCCESSORS AND ASSIGNS OF THE TRUSTEE AND THE HOLDERS, AND, IN THE EVENT OF ANY TRANSFER OR ASSIGNMENT OF RIGHTS BY ANY HOLDER OR THE TRUSTEE, THE RIGHTS AND PRIVILEGES HEREIN CONFERRED UPON THAT PARTY SHALL AUTOMATICALLY EXTEND TO AND BE VESTED IN SUCH TRANSFEREE OR ASSIGNEE, ALL SUBJECT TO THE TERMS AND CONDITIONS HEREOF. THIS IS A GUARANTEE OF PAYMENT AND PERFORMANCE AND NOT OF COLLECTIBILITY.
          THIS GUARANTEE SHALL NOT BE VALID OR OBLIGATORY FOR ANY PURPOSE UNTIL THE CERTIFICATE OF AUTHENTICATION ON THE NOTE UPON WHICH THIS GUARANTEE IS NOTED SHALL HAVE BEEN EXECUTED BY THE TRUSTEE UNDER THE INDENTURE BY THE MANUAL SIGNATURE OF ONE OF ITS AUTHORIZED OFFICERS.

     IN WITNESS WHEREOF, each Guarantor has caused its Note Guarantee to be duly executed.
GUARANTORS

U.S. UNITED BARGE LINE, LLC, as a Guarantor
By:
Name:
Title:

U.S. UNITED OCEAN SERVICES, LLC, as a Guarantor
By:
Name:
Title:

U.S. UNITED BULK TERMINAL, LLC, as a Guarantor
By:
Name:
Title:

U.S. UNITED INLAND SERVICES, LLC, as a Guarantor
By:
Name:
Title:

UMG TOWING, LLC, as a Guarantor
By:
Name:
Title:

U.S. UNITED BULK LOGISTICS, LLC, as a Guarantor
By:
Name:
Title:

U.S. UNITED OCEAN HOLDING, LLC, as a Guarantor
By:
Name:
Title:

U.S. UNITED OCEAN HOLDING II, LLC, as a Guarantor
By:
Name:
Title:

TINA LITRICO, LLC, as a Guarantor
By:
Name:
Title:

MARY ANN HUDSON, LLC, as a Guarantor
By:
Name:
Title:

SHEILA MCDEVITT, LLC, as a Guarantor
By:
Name:
Title:

MARIE FLOOD, LLC, as a Guarantor
By:
Name:
Title:

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